                        DISTRIBUTION AND SALES AGREEMENT


         DATED for reference the 1st day of November, 1999.

BETWEEN:

                  SIDEWARE INTERNATIONAL SRL, organized pursuant to the laws of Barbados, and having an office at 2nd Street, Holetown, St. James, Barbados, West Indies

                  ("Sideware")

                                                              OF THE FIRST PART;

AND:

                  SIDEWARE CORP., a company incorporated pursuant to the laws of the State of Washington, U.S.A., and having an office at #200-208 Elden Street, Herndon, Virginia 20170, U.S.A.

                  (the "Distributor")

                                                             OF THE SECOND PART;


         WHEREAS:

A. Sideware has developed computer software described in Schedule "A" hereto which provides real-time communication support and services to internet users and which is called Dr. Bean Version 3.0 (the "Software");

B. Sideware has appointed the Distributor, and the Distributor has agreed, to market and distribute the Software in the 50 United States, the District of Columbia, and Puerto Rico (the "Authorized Area") on the terms and conditions contained herein.

         IN CONSIDERATION of the mutual promises and covenants contained herein, the parties record their agreement as follows:

1.0      GRANT OF DISTRIBUTION RIGHTS

1.1 Subject to the terms of this Agreement, Sideware hereby grants to the Distributor a non-exclusive right to market, sell and distribute the Software in the Authorized Area to end users, value-added resellers, distributors and original equipment manufacturers ("OEMS") for the Term of this Agreement, as defined herein.

1.2 Notwithstanding paragraph 1.1, the Distributor shall have the right to sell and distribute the Software outside the Authorized Area provided that Sideware has consented in writing to each such sale.

1.3 Sideware shall deliver to the Distributor copies of the Software for sale and distribution to end users, resellers, distributors and OEMS in accordance with section 3.0 herein. Sideware shall provide to the Distributor one (1) copy of the Software for demonstration purposes free of charge, and the Distributor shall be entitled to make copies thereof solely for demonstration and backup purposes only.

1.4 SOFTWARE CHANGES - Sideware may make changes to the Software as Sideware deems necessary or advisable without advance notice to Distributor, except that Sideware shall give the Distributor at least thirty (30) days written notice before discontinuing the sale or distribution of the Software pursuant to this Agreement.

2.0      TERM

2.1 TERM - The Term of this Agreement shall commence November 1, 1999, and subject to earlier termination in accordance with this Agreement, shall expire on December 31, 2001. The Term shall automatically be renewed for one (1) year periods thereafter unless either party gives notice to the other party, at least sixty (60) days before the end of the then current year period, of its desire to let the Agreement expire at the end of such year period (the "Term").

3.0      PURCHASE ORDERS

3.1 The Distributor shall order copies of the Software from Sideware by issuance of a written purchase order to Sideware. Each purchase order shall state components of the Software required in each copy ordered, a requested shipment date, the method of shipment, and the location to which each unit of Software should be shipped.

3.2 Sideware will use its best efforts to meet the requested shipment date in the Distributor's purchase order, but will not be liable to the Distributor or to any other person if it fails to meet the requested shipment date. Orders without a requested shipment date will be processed for shipment according to Sideware's then current shipping schedule.

3.3 Shipping charges shall be paid by the Distributor and will be shown separately on Sideware invoices.

4.0      SOFTWARE PRICES

4.1 SIDEWARE PRICE - The price payable by Distributor for each copy of the Software shall be equal to Sideware's then current list price for the Software less the Distributor's Discount. Sideware's current list price schedule and the Distributor's Discount are contained in Schedule "B" hereto. All prices are quoted F.O.B. Sideware's shipping point, exclusive of taxes, shipping, and insurance charges, which shall all be the Distributor's costs.

4.2 CHANGE IN LIST PRICE - The Distributor hereby acknowledges that Sideware may change the list price for the Software in Schedule "B" by giving written notice to the Distributor no less than thirty (30) days prior to the effective date of such changes. Any such written notice given by Sideware shall set forth the new effective date and shall be attached hereto as an Amended Schedule "B". Upon Sideware making changes to the list price for the Software, the Distributor may request a renegotiation of the Distributor's Discount specified in Schedule "B".

4.3 If any change in the suggested list price and Distributor's Discount results in a higher price to the Distributor, Sideware agrees to honour the previous lower price for purchase orders based on the Distributor's outstanding quotations to customers executed within ninety (90) days of the price change. The Distributor will provide a list of outstanding proposals within ten (10) working days of receiving notice of the change.

4.4 RESALE PRICES - The Distributor is free to determine its own resale prices for the Software.

4.5 TAXES AND DUTIES - The prices listed in Schedule "B" are exclusive of all applicable taxes and duties. The Distributor shall pay all taxes and duties associated with the sale and delivery of the Software, exclusive of taxes based on Sideware's income. If claiming tax exemption, the Distributor must provide Sideware with valid tax exemption certificates.

4.6 PAYMENT TERMS - Payment to Sideware for delivered copies of the Software shall be made no later than thirty (30) days after the invoice date.

4.7 NO WITHHOLDING OR SET-OFF - The Distributor shall not withhold any amount due and owing pursuant to this Agreement either on the basis that the Distributor disputes some issue in respect of, or its obligations under, this Agreement, or as a set-off of obligations which are allegedly owing to the Distributor by Sideware.

4.8 CURRENCY - All payments due hereunder to Sideware shall be made in United States currency by wire transfer or cheque drawn on a United States bank, unless otherwise specified by Sideware.

4.9 OVERDUE ACCOUNTS - Overdue payments for Software will bear interest at the rate of 1.5% per month.

5.0      RECORDS

5.1 ACCESS TO RECORDS - During the Term and for one (1) year following the termination of this Agreement, the Distributor shall keep at its principal place of business full, accurate and complete records and books of account relating to the Software, and shall make them available for examination, inspection and audit at all reasonable times by Sideware or duly authorized independent accountants designated by Sideware. Sideware and the accountants shall also be entitled to investigate generally all the business transactions carried on by the Distributor relating to this Agreement, to call for all vouchers supporting the account documentation, including orders received, work sheets, invoices, bank account documentation, and all other relevant documents, and to make notes and copies of any information.

6.0      END USER LICENSE AGREEMENTS

6.1 All copies of the Software sold by the Distributor directly to end users or indirectly to end users through resellers shall be subject to the software license agreement provided by Sideware to the Distributor from time to time, including any modifications or amendments thereof (the "Software License Agreement"). The Distributor shall not install, nor permit any of its resellers to install, a copy of the Software until the end user purchasing the Software has executed the Software License Agreement. The Distributor shall utilize the latest version of the Software License Agreement when selling the Software directly to end users or otherwise require the resellers to utilize the latest version.

7.0      SUBDISTRIBUTION AGREEMENTS

7.1 APPOINTMENT OF SUBDISTRIBUTORS - The Distributor may appoint subdistributors of the Software provided that such subdistributors enter into the subdistributor agreement provided by Sideware to the Distributor with respect to the marketing, sale, installation and integration of the Software (the "Subdistributor Agreement"). Sideware reserves the right to change the Subdistributor Agreement from time to time, and the Distributor shall utilize the latest version of such agreement when appointing subdistributors.

8.0      DISTRIBUTOR'S RESPONSIBILITIES

8.1 INSTALLATION, INTEGRATION AND TRAINING - The Distributor will be responsible for the installation and integration of all copies of Software the Distributor sells directly to end users. The Distributor shall further provide training to its subdistributors regarding the installation, integration and use of the Software.

8.2 MAINTENANCE AND SUPPORT - The Distributor will be responsible for operating telephone and Internet support systems to provide maintenance and support to all end users and resellers of the Software. The Distributor and Sideware will consult from time to time on the scope and content of the support systems to be provided by the Distributor.

8.3 Notwithstanding the above, Distributor may subcontract the provision of maintenance and support to end users and resellers of the Software.

8.4 FEES - The Distributor may, at its discretion, determine the fees to be charged to end users and subdistributors with respect to the installation, integration, training, maintenance and support services provided by the Distributor.

8.5 MARKETING - The Distributor will use its best efforts to actively promote, market and sell the Software in the Authorized Area. From time to time as requested by Sideware, the Distributor will meet with Sideware for review and consultation regarding the Distributor's marketing plans and activities. For purposes of such review, the Distributor will make available to Sideware such information concerning the Distributor's marketing plans and activities as Sideware may reasonably request.

8.6 SALES LITERATURE - The Distributor shall be responsible for developing and producing its own literature for the promotion and marketing of the Software, however, Sideware will provide samples of its sales literature to the Distributor at no charge. The Distributor may purchase Sideware's sales literature at Sideware's cost.

8.7 The Distributor agrees to conduct its marketing and sales of the Software in a manner that reflects favourably on the Software and on the reputation and good will of Sideware.

9.0      INTELLECTUAL PROPERTY RIGHTS

9.1 OWNERSHIP OF SOFTWARE - The Distributor acknowledges that all title and intellectual property rights, copyright, moral rights, and patent rights in and to the Software (including but not limited to any images, photographs, animation, video, audio, music, text and "applets" incorporated into the Software, and all written materials relating to the Software) are owned or licensed by Sideware. Nothing in this Agreement shall constitute a grant, transfer, or assignment to the Distributor of any of the foregoing rights.

9.2 The Distributor warrants that neither it nor any of its employees will knowingly convert to their own use or to the use of any other party any industrial secrets or trade secrets owned or licensed by Sideware in relation to the Software.

9.3 The Distributor acknowledges that Sideware would be irreparably harmed by any breach of the Distributor's covenants in this section 9.0 and accordingly, would be entitled to equitable and injunctive relief. The Distributor also acknowledges that Sideware has developed and uses valuable technical and non-technical information and trade secrets in the Software. The Distributor will use its best efforts not to effect or permit the removal or alteration of any trade names or marks, warning labels, serial numbers or other similar markings affixed to the Software.

9.4 The Distributor shall not disclose, and shall keep confidential, all confidential and proprietary information provided by Sideware or relating to the Software. This provision shall not apply to information which (i) is or becomes part of the public domain through no act or omission of the Distributor, (ii) the Distributor receives from a third party acting without any obligation or restriction of confidentiality in favour of Sideware, (iii) Sideware releases from confidential treatment by written consent, or (iv) the Distributor is required by any applicable law or court order to disclose. The provisions of this clause shall survive the termination of this Agreement.

10.0     WARRANTIES

10.1 Sideware's warranties with respect to the Software are limited to the warranties set out in the Software License Agreement referred to in section 6.0. Except as expressly set out below, Sideware makes no separate warranty to the Distributor.

10.2 Sideware warrants to the Distributor that Sideware has all right, title, ownership interest and/or marketing rights necessary to provide the Software to the Distributor.

10.3 THE WARRANTIES AND COVENANTS SET FORTH ABOVE ARE COMPLETE AND ARE IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED BY STATUTE, USAGE, CUSTOM OF THE TRADE OR OTHERWISE. NOTWITHSTANDING ANY OTHER OR PRIOR STATEMENT, WRITTEN OR ORAL, SIDEWARE MAKES NO OTHER WARRANTIES REGARDING THE SOFTWARE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SIDEWARE EXPRESSLY DISCLAIMS WARRANTIES OR REPRESENTATIONS OF WORKMANSHIP, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, LACK OF NEGLIGENCE, DURABILITY, ACCURACY OR COMPLETENESS OR RESPONSES, LACK OF VIRUSES, THAT THE SOFTWARE WILL MEET ANY OF A CUSTOMER'S NEEDS, OR THAT THE SOFTWARE WILL OPERATE ERROR FREE.

11.0     INFRINGEMENT INDEMNIFICATION

11.1 INDEMNIFICATION FOR THIRD PARTY RIGHTS - Sideware shall indemnify and hold harmless the Distributor, from any claim that the Software supplied hereunder infringes a patent, copyright, trade secret, or similar proprietary right of a third party. If such claim occurs, or in Sideware's judgment is likely to occur, the Distributor agrees to allow Sideware, at Sideware's option, to procure the right for the Distributor to continue using the Software in accordance with the terms hereof or to replace or modify the Software in a functionally equivalent manner so it becomes non-infringing. If neither of the foregoing is available on terms that are reasonable in Sideware's judgment, the Distributor, upon written request by Sideware, shall return the Software to Sideware and Sideware shall have no further obligations under this indemnity.

11.2 INDEMNIFICATION BY DISTRIBUTOR - The Distributor shall indemnify and hold harmless Sideware, its shareholders, officers, directors or agents against any and all losses which they may suffer or incur in connection with any claim arising out of, as a result of, or relating in any manner whatsoever to the Distributor's breach of any covenant, representation or warranty contained in this Agreement.

11.3 INDEMNIFICATION BY SIDEWARE - Sideware shall indemnify and hold harmless the Distributor, its shareholders, officers, directors or agents against any and all losses which the Distributor may suffer or incur in connection with any claim arising out of, as a result of, or relating in any manner whatsoever to Sideware's breach of any covenant, representation or warranty contained in this Agreement.

11.4     The foregoing indemnities shall be contingent upon the following:

         (a) the party seeking indemnity shall give prompt written notice to the other party for any claim, demand, or action for which indemnity is sought;

         (b) the party seeking indemnity shall fully co-operate in the defence or settlement of any such claim, demand or action and shall make no admission without the indemnifying party's consent; and

         (c) the party seeking indemnity shall obtain the prior written agreement of the indemnifying party to any settlement or proposal of settlement which agreement shall not be unreasonably withheld, providing such settlement or proposal does not conflict with the terms of this section.

12.0     DAMAGES AND LIABILITY

12.1 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES AGREE THAT IN NO EVENT SHALL SIDEWARE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS OR CONFIDENTIAL OR OTHER INFORMATION, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY RELATED TO THE USE OF OR INABILITY TO USE PRODUCTS DEVELOPED PURSUANT TO THIS AGREEMENT, EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, OR BREACH OF WARRANTY OF SIDEWARE, AND EVEN IF SIDEWARE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL SIDEWARE'S TOTAL LIABILITY, IN DAMAGES OR OTHERWISE, EXCEED THE AMOUNTS ACTUALLY RECEIVED BY SIDEWARE FOR DEVELOPING THE PRODUCTS. NO ACTION REGARDLESS OF FORM, ARISING OUT OF OR IN ANY WAY CONNECTED WITH PRODUCTS DEVELOPED BY SIDEWARE MAY BE BROUGHT BY THE DISTRIBUTOR MORE THAN TWO (2) YEARS AFTER THE

         CAUSE OF AN ACTION HAS ACCRUED OR SUCH SHORTER STATUTORY PERIOD AS MAY BE APPLICABLE.

13.0     TERMINATION

13.1 TERMINATION UPON NOTICE - Sideware may terminate this Agreement forthwith upon written notice to the Distributor if:

         (a) the Distributor is in breach of, or attempts to breach, any of its obligations under this Agreement;

         (b) the Distributor is in breach of any of its representations and warranties under this Agreement;

         (c) the Distributor has failed to protect the confidentiality and proprietary rights of Sideware, or has otherwise failed to take reasonable steps to protect such confidentiality and proprietary rights as required herein; and/or

         (d) the Distributor is unable to pay its debts when due or is insolvent, is ordered or adjudged to be a bankrupt, is placed in the hands of a receiver, enters into any scheme or composition with its creditors, is dissolved, liquidated or wound up, makes an assignment for the benefit of its creditors or takes the benefit of any statutory protection for its debts.

13.2 TERMINATION FOR CONVENIENCE - Either of the parties may in its sole discretion terminate this Agreement at any time without cause on sixty
         (60) days written notice to the other party, such termination to become effective at the conclusion of such sixty (60) day period.

13.3 CONSEQUENCES OF TERMINATION OR EXPIRATION - In the event of the termination or expiration of this Agreement, the Distributor shall have no further rights except those expressly granted by this section. Upon termination or expiration of this Agreement, the Distributor shall:

         (a)      cease all marketing, sale and distribution of the Software;

         (b) at Sideware's option and at the Distributor's expense, deliver to Sideware all of the Software;

         (c) refrained from stating or implying that the Distributor is authorized to market, sell and distribute the Software;

         (d) pay all amounts invoiced by Sideware notwithstanding that such amounts may not yet be due to Sideware; and

         (e) at Sideware's request, execute all such documents and do such further acts and things which are necessary to assign and transfer the Distributor's rights and obligations in any and all agreements with end users, resellers, distributors or OEMS relating to the Software to Sideware.

14.0     GENERAL

14.1 NOTICE - Any notice required or permitted to be given under this Agreement shall be deemed to have been well and sufficiently given only if delivered at the address of the other party herein before set forth or to such other address as the other party may direct in writing.

14.2 MODIFICATION - No amendment to or modification of this Agreement shall be effective unless set forth in writing and signed by both Sideware and the Distributor.

14.3 FURTHER ASSURANCES - The parties shall execute all such further documents and do such further acts and things as are necessary or convenient to carry out the full intent of this Agreement.

14.4 SUCCESSORS AND ASSIGNS - This Agreement shall be binding upon and shall enure to the benefit of the parties hereto, their successors and permitted assigns.

14.5 WAIVER - No waiver by either party of any default hereunder shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

14.6 SEVERABILITY - If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

14.7 ASSIGNABILITY - The rights and license granted hereunder to the Distributor may not be assigned by any act of the Distributor or by operation of law without the consent of Sideware, such consent may be arbitrarily withheld.

14.8 GOVERNING LAW - This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the United States.

14.9 ENTIRE AGREEMENT - This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their agreement.

         IN WITNESS WHEREOF the parties hereto have recorded their agreement on the above terms this 14TH day of DECEMBER, 1999, intending the agreement to be effective from November 1, 1999.

SIDEWARE INTERNATIONAL SRL

Per:

         "signed"
-----------------------------

SIDEWARE CORP.

Per:


         "signed"
-----------------------------

                                  Schedule "A"

                                  THE SOFTWARE

The Software is the Dr. Bean Software, Version 3.0 which consists of: (a) instructions or statements in machine-readable object code, including the Server Component, the CSR Interface Component, the Server Administration Component, and the CSR Administration Component; a multiple server pack, an intelligent router, and an enterprise reporting system, and (b) all user manuals, handbooks, and other written materials relating to (a) above.

                                  Schedule "B"

                        SUGGESTED LIST PRICE OF PRODUCTS
                             AS OF NOVEMBER 1, 1999

                          (all amounts in U.S. Dollars)

A.

------------------------------------ ----------------- ------------------- ------------- --------------- ---------------
                                                           Unix-based
    Platform System/ Component          Windows NT          Windows NT       IBM S390       IBM S390        IBM S390
                                                         multi-processor       Small        Average          Large
------------------------------------ ----------------- ------------------- ------------- --------------- ---------------
------------------------------------ ----------------- ------------------- ------------- --------------- ---------------
Basic System                                  $10,000             $25,000       $40,000         $70,000        $100,000
------------------------------------ ----------------- ------------------- ------------- --------------- ---------------
Multiple Server Pack                           $5,000             $12,000       $20,000         $35,000         $50,000
------------------------------------ ----------------- ------------------- ------------- --------------- ---------------
Intelligent Router                             $2,000              $4,000        $6,000          $8,000         $15,000
------------------------------------ ----------------- ------------------- ------------- --------------- ---------------
Enterprise Reporting System                    $4,000              $6,000        $8,000         $10,000         $20,000
------------------------------------ ----------------- ------------------- ------------- --------------- ---------------

B.       DISTRIBUTOR'S DISCOUNT

1. For Dr. Bean Software Version 3.0 resold to end users, resellers, and OEMS, the Distributor's Discount = 50%

C.       DISCOUNT ADJUSTMENT

1. The parties have established the Distributor's Discount at what they believe would be agreed between unrelated parties dealing at arm's length in the same circumstances.

2. If the Internal Revenue Service or its authorized representatives or any similar authority should assess or reassess either or both of the parties on the basis that the Discount should be different than that established by the parties, then the Discount shall be deemed to be determined as follows:

         (a) such amount as may be agreed upon by the parties and all of the relevant government tax authorities; or

         (b) in the absence of any agreement pursuant to paragraph (a) above, such amount as may be determined by a court having jurisdiction in the matter (after all appeal rights have been exhausted or all times for appeal have expired without appeals having been filed) to be the Discount.

3. If at any time after the commencement of this Agreement, either of the parties undertakes a transfer pricing study with respect to the Discount and the results of the study indicate that the Discount should be adjusted to comply with the arm's length requirement for "transactions" between related parties (the "Proposed Adjustments"), the other party may agree to make the Proposed Adjustments or reject the Proposed Adjustments stating its reasons for rejecting the Proposed Adjustments. After considering the other party's reasons for rejecting the Proposed Adjustments, if any, the first party may propose Amended Proposed Adjustments or obtain the opinion of an independent third party expert on the matter. The other party shall:

         (a)      accept the Amended Proposed Adjustments; or

         (b) reach some other agreement on the adjustments to the Discount within forty-five (45) days of receiving the Amended Proposed Adjustments; or

         (c)      accept the opinion of the third party independent expert.

4. Where the Discount is adjusted pursuant to paragraphs 2 or 3, the parties will make whatever payments or refunds are required to fully implement the terms of the adjustment.

5. Each of the parties shall bear their own costs with respect to any actions taken by a party under this section relating to Discount adjustment.

-------------------------------------------------------------------------------
DATED:   November 1, 1999


BETWEEN:

                           SIDEWARE INTERNATIONAL SRL


                                                              OF THE FIRST PART;

AND:

                                 SIDEWARE CORP.


                                                             OF THE SECOND PART;

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                        DISTRIBUTION AND SALES AGREEMENT


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